UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2008

(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Jerusalem St.

Kiryat Ono 55423 Israel

(Address of principal executive offices)

(972) (3) 738-2616 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

     On March 27, 2008, the Registrant’s subsidiary, GammaCan Ltd. (the “Subsidiary”) sent a notice of termination, effective March 31, 2008, to Tel Ha’Shomer-Medical Research Infrastructure and Services LTD. (“THM”) terminating the Research and Licensing Agreement originally entered into on December 13, 2005, as amended during the term (the “THM Agreement”). Under the THM Agreement, the Subsidiary commissioned THM to conduct certain IgG related research activities in return for which THM was entitled to research fees, royalties and warrants.

     Termination by the Subsidiary of the THM Agreement was based, in addition to other considerations, on Registrant’s decision to increase the speed and efficiency at which third party research is conducted by shifting research activities from a university-driven model to a primarily contract research organization and otherwise commercially-driven model. The Registrant has already transitioned the majority of its research activities to contract research organizations. In addition, the Registrant is also evaluating whether to establish its own research facility to expedite research activities.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: April 3, 2008

By:	/s/ Patrick Schnegelsberg__________
Name:	Patrick N.J. Schnegelsberg
Title:	Chief Executive Officer